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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 5, 2001
                                                           ------------

                             HEWLETT-PACKARD COMPANY
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             (Exact name of registrant as specified in its charter)

           Delaware                       1-4423                  94-1081436
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(State or other jurisdiction       (Commission File No.)      (IRS employer
     of incorporation)                                       identification no.)

    3000 Hanover Street, Palo Alto, California                     94304
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     (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (650) 857-1501
                                                           --------------

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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  Item 5. Other Events

     On July 5, 2001, the Company closed on the issuance of 750 million euro (approximately US $636 million) principal amount notes issued from its US $3 billion Euro Medium Term Note Programme with an issue price of 99.593% and a yield to maturity of 5.345%. The notes bear interest at a fixed rate of 5.25% per annum and mature on July 5, 2006. The notes are listed on the Luxembourg Stock Exchange. After the payment of discounts, commissions and expenses the Company received net proceeds of approximately US $631.6 million. The Company intends to use the proceeds for general corporate purposes.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                HEWLETT-PACKARD COMPANY

July 5, 2001                                    /s/ CHARLES N. CHARNAS
                                                ---------------------------
                                                Charles N. Charnas
                                                Assistant Secretary and
                                                Senior Managing Counsel